SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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Asyst Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

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ASYST TECHNOLOGIES, INC.
48761 Kato Road
Fremont, CA 94538

Notice of Annual Meeting of Shareholders
To be held on September 14, 2001

TO THE SHAREHOLDERS Of ASYST TECHNOLOGIES, INC.:

          Notice Is Hereby Given that the Annual Meeting of Shareholders of Asyst Technologies, Inc., a California corporation, will be held on Friday, September 14, 2001 at 4:00 p.m. local time at our offices at 48761 Kato Road, Fremont, California 94538 for the following purpose:

1.	To elect directors to serve for the ensuing year and until their successors are elected.

2.
To approve amendments to our 1993 Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 500,000 shares and to indefinitely extend the term of such plan beyond its current expiration date in June 2003.

3.	To ratify the selection of Arthur Andersen LLP as our independent auditors for the fiscal year ending March 31, 2002.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

          The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

          The board of directors has fixed the close of business on July 17, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting of Shareholders and at any adjournment or postponement thereof.

By Order of the Board of Directors

James C. Kitch
Secretary

Fremont, California
July 23, 2001

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

ASYST TECHNOLOGIES, INC.
48761 Kato Road
Fremont, CA 94538

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS

September 14, 2001

INFORMATION CONCERNING SOLICITATION AND VOTING

General

          The enclosed proxy is solicited on behalf of the board of directors of Asyst Technologies, Inc., a California corporation, for use at the Annual Meeting of Shareholders to be held on September 14, 2001, at 4:00 p.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at our offices at 48761 Kato Road, Fremont, California 94538. We intend to mail this proxy statement and accompanying proxy card on or about July 25, 2001, to all shareholders entitled to vote at the Annual Meeting.

Solicitation

          We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees or, at our request, Beacon Hill Partners. No additional compensation will be paid to our directors, officers or other regular employees for such services, but Beacon Hill Partners will be paid its customary fee, estimated to be about $5,000, if it renders solicitation services.

Voting Rights And Outstanding Shares

          Only holders of record of Common Stock at the close of business on July 17, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on July 17, 2001 we had outstanding and entitled to vote 35,722,652 shares of Common Stock.

          Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

          All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a matter is approved.

Voting Via The Internet Or By Telephone

          Shareholders may grant a proxy to vote their shares by means of the telephone or on the Internet.

          The telephone and Internet voting procedures below are designed to authenticate shareholders’ identities, to allow shareholders to grant a proxy to vote their shares and to confirm that shareholders’ instructions have been recorded properly. Shareholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

For Shares Registered in Your Name

          Shareholders of record may go to www.eproxyvote.com/asyt to grant a proxy to vote their shares by means of the Internet. They will be required to provide the company number and control number contained on their proxy cards. The voter will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Any shareholder using a touch- tone telephone may also grant a proxy to vote shares by calling 1-877-PRX-VOTE (1-877-779-8683) and following the recorded instructions.

For Shares Registered in the Name of a Broker or Bank

          Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than Asyst’s proxy card.

          A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling 1-800-454-8683, or via the Internet at ADP Investor Communication Services’ web site at www.proxyvote.com.

General Information for all Shares Voted via the Internet or by Telephone

          Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Daylight Time on September 13, 2001. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

Revocability Of Proxies

          Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of Asyst at our principal executive offices at 48761 Kato Road, Fremont, CA 94538, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Shareholder Proposals

          Pursuant to Rule 14a-8 of the Securities and Exchange Act of 1934, the deadline for submitting a shareholder proposal for inclusion in our proxy statement and form of proxy for our Annual Meeting of Shareholders in 2002 is March 18, 2002.

PROPOSAL 1

Election Of Directors

          There are six nominees for the six board positions presently authorized in our Bylaws. Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal. Each nominee listed below is currently one of our directors, five directors having been elected by the shareholders.

          Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

          Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Nominees

          The names of the nominees and certain information about them are set forth below:

Name	Age	Principal Occupation
Mihir Parikh, Ph.D.	54	Chairman of the Board of Directors and Chief Executive Officer of Asyst
P. Jackson Bell	59	Venture Advisor
Stanley Grubel	59	Vice President and General Manager, Philips Semiconductors Fishkill
Robert A. McNamara	47	Group Executive Industrial, Fluor
Anthony E. Santelli	61	Retired General Manager, IBM
Walter W. Wilson	57	Retired Senior Vice President, Solectron

          Dr. Parikh has served as our Chairman of the Board and Chief Executive Officer since July 1992. He has been a director since he founded Asyst in 1984 and served as our President and Chief Executive Officer from inception to July 1992. From 1974 to 1984, he held various management positions with Hewlett-Packard and IBM. In 1999, SEMI honored Dr. Parikh for his pioneering and outstanding contribution to semiconductor manufacturing technology.

          Mr. Bell has served as a director since June 2000. He has served as a venture advisor to emerging growth companies since August 1998. From November 1996 to August 1998, Mr. Bell served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Adobe Systems Incorporated. From September 1993 to March 1996, Mr. Bell served as Executive Vice president and Chief Financial Officer of Conner Peripherals, Inc.

          Mr. Grubel has served as a director since January 1997. He has served as a Vice President and General Manager of Philips Semiconductor Manufacturing, Inc. since June 2000. Prior to such time, he served as Chief Executive Officer of MiCRUS from September 1994 through June 2000. Between January 1990 and September 1994, he served in various management positions for IBM, most recently as Director of Procurement and Capital Planning for the Microelectronics Division. Since May 1999, he has served on the board of directors of CH Energy Group.

           Mr. McNamara has served as a director since October 1999. Since June 1999, he has served as President of the Manufacturing and Life Sciences Strategic Business Unit of the Fluor Daniel division of Fluor Corporation. From October 1996 to June 1999, Mr. McNamara served as a Vice President of Fluor Daniel. Prior to such time, Mr. McNamara served as a partner of Marshall Contractors from 1982 until Marshall was acquired by Fluor Corporation in October 1996.

          Mr. Santelli has served as a director since May 2001. He served as Executive Vice Chairman, USA Global Link from August 1999 until May 2001 and Chief Executive Officer of its subsidiary, Global Online India, from August 2000 until May 2001. He served as a General Manager of IBM Printing Systems Company from March 1997 until July 1999. From November 1995 to March 1997, Mr. Santelli was General Manager, Product and Brand Management, IBM Personal Computer Company.

          Mr. Wilson has served as a director of Asyst since January 1995. Since October 2000 he has been a business consultant. From 1989 to October 2000, Mr. Wilson held numerous management positions at Solectron Corporation, most recently as Senior Vice President, Business Integration and Information Technology.

          There are no family relationships among any of our directors or executive officers.

Board Committees And Meetings

          During the fiscal year ended March 31, 2001 the board of directors held five meetings. The board has an Audit Committee and a Compensation Committee.

          The Audit Committee meets with our independent auditors quarterly to review the quarterly results and the results of the annual audit and discuss the financial statements. The Audit Committee recommends to the board the independent auditors to be retained and receives and considers the accountants’ comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. From April 1, 2000 until June 2000, the Audit Committee was composed of two non-employee directors: Mr. McNamara and Mr. Wilson. Mr. Bell joined the Audit Committee in June 2000. The Audit Committee met four times during the 2001 fiscal year. All members of our Audit Committee are independent, as independence is defined in Rule 4200(a)(14) of the NASD listing standards. The Audit Committee has adopted a written Audit Committee Charter that is attached hereto as Appendix A.

          The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under our stock option plans, and otherwise determines compensation levels and performs such other functions regarding compensation as the board may delegate. From April 1, 2000 until September 2000, the Compensation Committee was composed of two non-employee directors: Mr. Grubel and Ashok Sinha. In September 2000, Dr. Sinha resigned as a director of Asyst and as a member of the Compensation Committee and Mr. Santelli, a non-employee director, was appointed as a member of the Compensation Committee to replace him in May 2001. The Compensation Committee met twice during the 2001 fiscal year.

          During the fiscal year ended March 31, 2001 each board member attended 75% or more of the aggregate of the meetings of the board, held during the period for which he was a director and of the committees on which he served during the period for which he was a committee member.

PROPOSAL 2

Approval Of Amendments To The 1993 Employee Stock Purchase Plan, As Amended

          In June 1993, the board of directors adopted, and the shareholders subsequently approved, the 1993 Employee Stock Purchase Plan, or the Purchase Plan. As a result of amendments to the Purchase Plan in 1996 and 1998, there were 1,400,000 shares of Common Stock reserved for issuance under the Purchase Plan. As of July 1, 2001, an aggregate of 1,310,275 shares had been issued under the Purchase Plan and only 89,725 shares remained available for the grant of future rights under the Purchase Plan.

          During the last fiscal year, all executive officers as a group purchased 1,240 shares under the Purchase Plan at a weighted average exercise price of $21.53. All employees, excluding executive officers, purchased 131,564 shares under the Purchase Plan at a weighted average exercise price of $16.06.

          In May 2001, the board of directors amended the Purchase Plan, subject to shareholder approval, to increase the number of shares authorized for issuance under the Purchase Plan to 1,900,000 shares of Common Stock. The board of directors also amended the Purchase Plan, subject to shareholder approval, to indefinitely extend its term beyond its current expiration date in June 2003. These amendments ensure that we can continue to allow employees to participate in the Purchase Plan at levels determined appropriate by the board.

          Shareholders are requested in this Proposal 2 to approve the Purchase Plan as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the meeting will be required to approve the Purchase Plan, as amended. For purposes of this vote abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

          The essential features of the Purchase Plan, as amended, are outlined below:

Purpose

          The purpose of the Purchase Plan is (A) to provide a means by which employees of Asyst and the employees of any subsidiary corporation of Asyst designated by the board of directors to participate in the Purchase Plan, may be given an opportunity to purchase Common Stock through payroll deductions, (B) to assist us in retaining the services of our employees, (C) to secure and retain the services of new employees, and (D) to provide incentives for employees to exert maximum efforts for our success. Approximately 1,390 of our 1,545 employees are eligible to participate in the Purchase Plan. The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

Administration

          The Purchase Plan is administered by the board of directors, which has the final power to construe and interpret the Purchase Plan and the rights granted under it. The board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase our Common Stock will be granted, the provisions of each offering of such rights which need not be identical, and whether the employees of any subsidiary corporation of Asyst shall be eligible to participate in such offering. The board has the power, which it has not exercised, to delegate administration of the Purchase Plan to a committee of not less than two board members. The board may abolish any such committee at any time and revest in the board the administration of the Purchase Plan.

Offerings

          The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the board. An offering cannot last more than 27 months. Currently, each offering under the Purchase Plan lasts six months.

Eligibility

          Any person who is customarily employed at least 20 hours per week and five months per calendar year by Asyst, or by any subsidiary corporation of Asyst designated from time to time by the board, on the first day of an offering period is eligible to participate in that offering under the Purchase Plan, provided the employee has been in our continuous employ for at least six months preceding the first day of the offering period. Our executive officers who are “highly compensated” as defined in the Code are eligible to participate in the purchase plan. Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of Asyst or of any subsidiary corporation of Asyst, including any stock which the employee may purchase under all outstanding rights and options. In addition, no employee may accrue, in any calendar year, rights to purchase more than $25,000 worth of Common Stock, determined at the fair market value of the shares at the time such rights are granted, under all employee stock purchase plans of Asyst.

Participation In The Plan

          An eligible employee may enroll in the Purchase Plan by delivering to Asyst, prior to the date designated by the board as the offering date for the offering, an agreement authorizing payroll deductions of up to 15% of the employee’s base compensation during the offering. In connection with each offering, the board shall specify a maximum number of shares which may be purchased by an employee as well as a maximum aggregate number of shares which may be purchased by all eligible employees. If an offering contains more than one purchase date, the board may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given purchase date under the offering. If on a purchase date it is determined that the participants have contributed more money than is necessary to purchase the maximum number of shares that can be purchased on that date, the board will make a pro rata allocation of the shares available in as nearly a uniform manner as practicable and as the board deems equitable.

Purchase Price

          The purchase price per share at which shares are sold in an offering under the Purchase Plan is the lower of (A) 85% of the fair market value of a share of Common Stock on the day the offering commences, or (B) 85% of the fair market value of a share of Common Stock on the day on which shares are purchased.

Payment Of Purchase Price; Payroll Deductions

          The purchase price of the shares is accumulated by payroll deductions over the offering period. At any time during the purchase period, a participant may reduce, terminate, begin or increase his or her payroll deductions. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with our general funds. A participant may not make any additional payments into such account.

Purchase Of Stock

          By executing an agreement to participate in the Purchase Plan, an employee is entitled to purchase shares under the Purchase Plan. Unless an employee’s participation is timely discontinued, his or her right to purchase shares is exercised automatically on the designated date at the applicable price. The amount of money remaining in an employee’s account following a purchase of shares that is less than the amount required to purchase a share on that purchase date at the applicable price is carried over to purchase shares on the next purchase date. Any money in excess of that amount is refunded to the employee.

Withdrawal

          A participant may withdraw from an offering by delivering a notice of withdrawal to us at least 21 days prior to the next purchase date. Upon an employee’s withdrawal from that offering, we will refund that employee’s accumulated payroll deductions without interest, less any amounts already used to purchase stock on that employee’s behalf during such offering, and the employee’s purchase right in that offering will thereupon terminate. An employee’s withdrawal from an offering does not affect that employee’s eligibility to participate in subsequent offerings under the Purchase Plan.

Termination Of Employment

          All of an employee’s rights under the Purchase Plan terminate upon termination of that employee’s employment for any reason, and we will refund all of his or her accumulated payroll deductions, without interest.

Restrictions On Transfers

          Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

Duration, Amendment And Termination

          The board may suspend or terminate the Purchase Plan at any time. The board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the shareholders within 12 months of its adoption by the board if the amendment would (A) increase the number of shares of Common Stock reserved for issuance under the Purchase Plan, (B) modify the requirements relating to eligibility for participation in the Purchase Plan, or (C) modify any other provision of the Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Purchase Plan, if such approval is required under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or under Section 423 of the Code. Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without the consent of the person to whom such rights were granted.

Effect Of Certain Corporate Events

          In the event of a dissolution, liquidation or specified type of merger of Asyst, the surviving corporation either will assume the rights under the Purchase Plan or substitute similar rights, or the purchase date of any ongoing offering will be accelerated such that the outstanding rights are exercised and terminated immediately prior to, or concurrent with, any such event.

Stock Subject To The Purchase Plan

          Subject to shareholder approval of this Proposal 2, an aggregate of 1,900,000 shares of Common Stock will be reserved for issuance under the Purchase Plan. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the Common Stock not purchased under such rights again becomes available for issuance under such plan.

Federal Income Tax Information

          Rights granted under the Purchase Plan are intended to qualify for the favorable federal income tax treatment available under Section 421 of the Code.

           Each participant pays federal income tax on amounts withheld for the purchase of shares as if such amounts were actually received. When shares are purchased, however, no federal income tax will be due. Federal income tax will be incurred upon disposition of the shares acquired through the Purchase Plan, and the rate of taxation will depend upon the holding period of the purchase shares.

          If the stock is disposed of at least two years after the beginning of the offering under which it was purchased and at least one year after its transfer to the participant, then the amount taxed as ordinary income will be the lesser of (A) the excess of the fair market value of the stock at the time of such disposition over the exercise price, or (B) the excess of the fair market value of the stock at the beginning of the offering period over the exercise price. Any further gain or any loss will be taxed as long-term capital gain or loss. Long-term capital gains currently are taxed at lower rates than ordinary income.

          If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be classified as short-term or long-term depending on how long the stock has been held.

          There are no federal income tax consequences to Asyst by reason of the grant or exercise of rights under the Purchase Plan. Asyst is entitled to a deduction to the extent amounts realized from a disposition of shares are taxed as ordinary income to a participant, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation.

PROPOSAL 3

Ratification Of Selection Of Independent Auditors

          The board of directors has selected Arthur Andersen LLP as our independent auditors for the fiscal year ending March 31, 2002 and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Arthur Andersen LLP has audited our financial statements since our inception in 1984. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

          Shareholder ratification of the selection of Arthur Andersen LLP as our independent auditors is not required by our Bylaws or otherwise. However, the board is submitting the selection of Arthur Andersen LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and our shareholders.

          Audit Fees.    The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of our annual consolidated financial statements for the fiscal year ended March 31, 2001, including all statutory audits for our subsidiaries, and for the review of the consolidated financial statements included in Form 10-Q’s for the fiscal year ended March 31, 2001 were approximately $432,000.

          Financial Information Systems Design and Implementation Fees.    The aggregate fees billed by Arthur Andersen LLP for professional services rendered for financial information systems design and implementation professional services for the fiscal year ended March 31, 2001 were approximately $236,000.

          All Other Fees.    The aggregate fees billed by Arthur Andersen LLP for services other than those described above for the fiscal year ended March 31, 2001 totaled approximately $1,002,000 and were primarily for tax services, tax consultation, internal and business process audits, loan staff and treasury services.

          The Audit Committee has determined that the provision of the services by Arthur Andersen LLP, as set forth herein, is compatible with maintaining the firm’s independence.

          The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of Arthur Andersen LLP. For purposes of this vote abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

ADDITIONAL INFORMATION

          Our current executive officers, and their ages as of July 1, 2001, are as follows:

Management

Name	Age	Principal Occupation
Mihir Parikh, Ph.D.	54	Chairman of the Board and Chief Executive Officer
Anthony C. Bonora	58	Executive Vice President, Research and Development, Chief Technical Officer and Asyst Fellow
Douglas J. McCutcheon	52	Senior Vice President, Chief Financial Officer
Dennis R. Riccio	50	Senior Vice President, Global Customer Operations
Stephen S. Schwartz, Ph.D.	41	Senior Vice President, Product Groups and Operations

          Biographical information for Dr. Parikh is set forth under Proposal 1 above.

          Mr. Bonora joined Asyst in 1984 and has been Executive Vice President, Research and Development of Asyst since 1986, Chief Technical Officer since January 1996, and Asyst Fellow since April 2000. From 1975 to 1984, he held various management positions at Siltec Corporation, a manufacturer of products for the semiconductor industry, including Vice President, Research and Development and General Manager of its Cybeq equipment division. In 1999, SEMI honored Mr. Bonora for his pioneering work and outstanding contribution to semiconductor manufacturing technology.

          Mr. McCutcheon joined Asyst in January 1996 as Senior Vice President, Chief Financial Officer. From January 1991 to November 1995, Mr. McCutcheon was Vice President, Corporate Finance at Cadence Design Systems, Inc., a design automation software company. Prior to 1991, Mr. McCutcheon was President of Toshiba America Medical Credit, a captive financing subsidiary of Toshiba America.

          Mr. Riccio joined Asyst in August 1998. From January 1997 to August 1998, Mr. Riccio served as President, USA Operations of Novellus Systems, Inc., a semiconductor equipment manufacturer. From 1989 to January 1997, Mr. Riccio held various senior management positions at Applied Materials Inc., a semiconductor equipment manufacturer.

          Dr. Schwartz joined Asyst in January 2001. Prior to joining us, he served as President of Consilium, a software company, from 1999 to January 2001. Between 1997 and 1999, Dr. Schwartz served as Vice President and General Manager of Applied Materials’ Global Service Business. From 1992 and 1999, Dr. Schwartz also served as General Manager of Applied Materials’ High Temperature Films Division. From June 1987 to 1992, Dr. Schwartz held various marketing, business development and engineering positions at Applied Materials.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information regarding the ownership of our Common Stock as of July 1, 2001 by:

•	each nominee for director;

•	each of the executive officers named in the Summary Compensation Table;

•	all of our executive officers and directors as a group; and

•	all those known by Asyst to be beneficial owners of more than five percent (5%) of its Common Stock.

          Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, or the SEC, and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of Common Stock subject to options currently exercisable within 60 days of July 1, 2001. These shares are not deemed outstanding for purposes of computing the percentage ownership of each other person. Percentage of beneficial ownership is based on 35,148,342 shares of our Common Stock outstanding as of July 1, 2001.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Mihir Parikh, Ph.D.(2)	1,895,766	5.18%

Anthony C. Bonora(3)	176,796	*

Douglas J. McCutcheon(4)	266,554	*

Dennis R. Riccio(5)	227,656	*

James C. Mitchener, Ph.D.	0	*

P. Jackson Bell(6)	13,061	*

Stanley Grubel(7)	64,164	*

Robert A. McNamara(8)	19,822	*

Anthony E. Santelli(9)	9,043	*

Walter W. Wilson(10)	88,164	*

All directors and executive officers as a group (10 persons)(11)	2,768,983	7.42%

*	Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)
Includes 397,228 shares held of record by Mihir & Nancy Parikh Living Trust, dated April 3, 1986, of which Dr. Parikh is a trustee. Also includes 63,200 shares held by a custodian for the benefit of Dr. Parikh’s minor children, of which Dr. Parikh disclaims beneficial ownership. Includes 1,418,338 shares subject to stock options exercisable within 60 days of July 1, 2001. Also includes 14,875 shares subject to repurchase by us as of July 1, 2001.

(3)	Includes 142,276 shares subject to stock options exercisable within 60 days of July 1, 2001. Includes 7,438 shares subject to repurchase by us as of July 1, 2001.

(4)	Includes 225,994 shares subject to stock options exercisable within 60 days of July 1, 2001.

(5)	Includes 201,592 shares subject to stock options exercisable within 60 days of July 1, 2001. Includes 3,938 shares subject to repurchase by us as of July 1, 2001.
(6)	Includes 8,775 shares subject to stock options exercisable within 60 days of July 1, 2001. Includes 2,857 shares subject to repurchase by us as of July 1, 2001.

(7)	Includes 59,000 shares subject to stock options exercisable within 60 days of July 1, 2001.

(8)	Includes 10,628 shares subject to stock options exercisable within 60 days of July 1, 2001. Includes 3,563 shares subject to repurchase by us as of July 1, 2001.

(9)	Includes 2,347 shares subject to stock options exercisable within 60 days of July 1, 2001. Includes 6,510 shares subject to repurchase by us as of July 1, 2001.

(10)	Includes 83,000 shares subject to stock options exercisable within 60 days of July 1, 2001.

(11)
Includes an aggregate of 2,157,307 shares held by all directors and executive officers that are subject to options exercisable within 60 days of July 1, 2001. Includes 41,456 shares subject to repurchase by us as of July 1, 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934, or the 1934 Act, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

          To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended March 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except that (A) an initial report of ownership on Form 3 was filed late by Mr. Bell, (B) Mr. Bonora filed a late report on Form 4 for the sale of 5,000 shares of Common Stock, (C) Mr. Riccio filed a late report on Form 4 for the sale of 5,000 shares of Common Stock, and (D) Dr. Sinha, a former director, did not file a report on Form 4 for the sale of 30,700 shares.

EXECUTIVE COMPENSATION

Compensation of Directors

          Upon appointment to our board of directors, we provide to each new non-employee director a sign-on award, on a deferred basis, of shares of Common Stock with a value equal to $120,000. The award vests monthly over 36 months from the date of grant.

          In addition, each non-employee director receives annually a $10,000 cash retainer, or a pro-rata portion thereof, for service on the board of directors plus an annual grant of an option to purchase 7,500 shares of our Common Stock, or a pro-rata portion thereof, with an exercise price at the fair market value on the date of grant to vest monthly over the period from the date of grant to the end of the fiscal year. Each director who serves on the board of directors also receives $1,000 for each board meeting attended. The members of the board of directors are also eligible for reimbursement for their expenses incurred in connection with attendance at board meetings in accordance with our reimbursement policy. Directors do not receive additional compensation for service on any committees of the board.

          For fiscal 2001, the annual stock options were granted on June 16, 2000 to continuing directors who had served on the board as of April 1, 2000. Options to purchase an aggregate of 37,500 shares were granted to five non-employee directors with an exercise price of $28.00 per share.

          On June 16, 2000, the date of his appointment as a director, P. Jackson Bell received a sign-on award of 4,286 shares of Common Stock, plus an option grant to purchase 5,918 shares with an exercise price of $28.00 per share and a prorated annual retainer of $7,500.

          On May 15, 2001, the date of his appointment as a director, Anthony E. Santelli received a sign-on award of 6,696 shares of Common Stock, plus an option grant to purchase 6,562 shares with an exercise price of $17.92 per share and a prorated annual retainer of $8,750.

COMPENSATION OF EXECUTIVE OFFICERS
SUMMARY OF COMPENSATION

          The following table shows for the fiscal year ended March 31, 2001 compensation awarded or paid to, or earned by our Chief Executive Officer and our next three most highly compensated executive officers and one former executive officer who earned over $100,000 during the fiscal year, or the Named Executive Officers. Except as disclosed below, no compensation characterized as long-term compensation, including restricted stock awards issued at a price below fair market value or long-term incentive plan payouts, was paid during the fiscal year ended March 31, 2001 to any of the Named Executive Officers:

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary		Bonus(1)		Restricted Stock Awards	Securities Underlying Options	All Other Compensation
Mihir Parikh, Ph.D.	2001	$358,654		$ —		17,000	150,000	$38,033	(2)
Chairman of the Board and	2000	287,990		460,000		—	20,000	11,640	(2)
Chief Executive Officer	1999	275,393		—		—	1,000,000	11,458	(2)

Anthony C. Bonora	2001	255,769		—		8,500	50,000	10,471	(3)
Executive Vice President,	2000	197,365		297,707		—	92,000	5,042	(4)
Research and Development,	1999	164,999		50,000		—	250,000	—
Chief Technical Officer
and Asyst Fellow

Douglas J. McCutcheon	2001	223,558		—		—	50,000	5,094	(4)
Senior Vice President,	2000	200,173		190,000		—	92,000	5,007	(4)
Chief Financial Officer	1999	175,000		—		—	150,000	3,009	(4)

Dennis R. Riccio	2001	216,945		129,600	(5)	4,500	50,000	8,168	(6)
Senior Vice President,	2000	206,067		244,573	(5)	—	88,000	8,352	(6)
Global Customer Operations	1999	118,269		50,000		—	250,000	4,305	(2)

James C. Mitchener, Ph.D.	2001	193,530	(7)	60,000		—	305,000	138,553	(8)
Former Senior Vice President,	2000	—		—		—	—	—
Global Marketing Operations	1999	—		—		—	—	—

(1)
Our officers are eligible for annual cash bonuses under the terms of our Executive Bonus Plan. Payments of bonuses are based upon achievement of specified financial objectives determined by the Compensation Committee at the beginning of each fiscal year. Financial objectives are based, in part, on our operating budget and results of operations.

(2)	Consists of a car allowance, premiums for term life and supplemental disability insurance and matching contributions to our 401(k) plan.

(3)	Consists of a payment for a patent and matching contributions to our 401(k) plan.

(4)	Consists of premiums for term life and supplemental disability insurance and matching contributions to our 401(k) plan.

(5)	Includes sales commissions.

(6)	Consists of a car allowance and premiums for term life and supplemental disability insurance.

(7)	Salary through termination of employment on February 2, 2001.

(8)
Consists of a car allowance, premiums for term life and supplemental disability insurance, matching contributions to our 401(k) plan and a $130,000 payment made in April 2001 in connection with his separation from Asyst.

STOCK OPTION GRANTS AND EXERCISES

          We grant options to our executive officers under our 1993 Stock Option Plan. The following tables show for the fiscal year ended March 31, 2001 certain information regarding options granted to, exercised by, and held at year end by the Named Executive Officers:

Option Grants In Last Fiscal Year

	Individual Grants
	Number of Total Securities Underlying Options Granted(1)	Percentage of Options Granted to Employees in Fiscal Year(2)	Exercise Price(3)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
Name					5%	10%
Mihir Parikh, Ph. D.	150,000	4.32%	$ 28.00	6/15/10	$2,641,357	$ 6,693,718
Douglas J. McCutcheon	50,000	1.44%	28.00	6/15/10	880,452	2,231,239
Anthony C. Bonora	50,000	1.44%	28.00	6/15/10	880,452	2,231,239
Dennis R. Riccio	50,000	1.44%	28.00	6/15/10	880,452	2,231,239
James C. Mitchener, Ph.D.(5)	275,000	7.93%	51.3750	4/11/10	8,885,102	22,516,593
	30,000	0.86%	14.1875	11/5/10	267,673	678,337

(1)
25% of the options become exercisable on each anniversary after the grant date over four years. The term of each option is generally the earlier of (a) ten years or (b) 90 days after the termination of the employment of the holder.

(2)	Based on an aggregate of 3,469,418 options granted to directors and employees of Asyst in fiscal 2001 including the Named Executive Officers.

(3)	The exercise price per share of each option is equal to the fair market value on the date of the grant.

(4)
The potential realizable value is calculated based on the term of the option at its time of grant which is 10 years. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all shareholders.

(5)	Following Dr. Mitchener’s separation from Asyst in February 2001, options to purchase 293,096 shares were cancelled pursuant to the terms of the option grants.

Aggregated Option Exercises in Last Fiscal Year, and FY-End Option Values

Name	Shares Acquired on Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End Vested/Unvested	Value of Unexercised In-the-Money Options at Fiscal Year-End Vested/Unvested(2)
Mihir Parikh, Ph. D.	60,828	$ 749,101	1,348,098/251,074	$7,985,217/$ 862,673
Douglas J. McCutcheon	2,817	91,855	193,433/223,561	1,201,817/ 1,307,481
Anthony C. Bonora	5,000	267,813	110,970/312,430	604,325/ 2,154,318
Dennis R. Riccio	27,764	1,077,278	154,806/185,430	1,073,480/ 829,874
James C. Mitchener, Ph.D.	—	—	11,904/ 0	0/ 0

(1)	Based on the fair market value of our Common Stock on the date of exercise minus the exercise price of the options.

(2)	Based on the fair market value of our Common Stock as of March 30, 2001, which was $13.00, minus the exercise price of the options.

LONG-TERM INCENTIVE PLAN

          In July 1998, we adopted, and the shareholders subsequently approved, our Long-Term Incentive Compensation Plan, or the LTIP, to provide for incentive compensation to our key employees based on performance tied to shareholder value. The essential features of the LTIP are outlined below:

Administration

          The LTIP is administered by the Compensation Committee, which has full power and authority to determine which of our key employees will receive awards under the LTIP, to interpret and construe the terms of the LTIP and to make all determinations it deems necessary in the administration of the LTIP.

Award of Units

          The LTIP provides for the award of participation interests, or Units, to key employees of Asyst as determined by the Compensation Committee. Units may be awarded as of the first day of any fiscal year through April 1, 2008. Generally, Units vest and become exercisable after a term of five years from the date of their award. A maximum of 500,000 Units may be awarded under the LTIP, and no more than 150,000 Units may be awarded to any one participant.

Vesting of Units

          Each Unit vests after five years of continuous service as an employee from the date of award, except that a Unit may become fully vested earlier upon attainment of the maximum value assigned to that Unit by the Compensation Committee, or Maximum Cumulative Unit Value, or upon termination of a participant’s employment with Asyst (A) by us that is defined in the LTIP as Termination Without Cause before or after a Change in Control, (B) other than for Cause after attainment of age 50 and completion of 10 years of employment with Asyst or (C) by reason of death or Disability as defined in the LTIP.

Value of Units

          The value of an outstanding Unit, or the Cumulative Unit Value, is the sum of that Unit’s Incremental Unit Values. An Incremental Unit Value is determined for each fiscal year in which the Unit is outstanding. The Incremental Unit Value for any fiscal year is equal to the product of (A) the Unit’s Measuring Price, as defined below, and (B) 80 percent of the percentage by which Earnings Per Share for the year exceeds Base Year EPS, defined as the Earnings Per Share for the fiscal year immediately preceding the Unit’s date of award.

          For purposes of the LTIP, Earnings Per Share for any fiscal year is Asyst’s Earnings, defined as the consolidated income Asyst prepared in accordance with generally accepted accounting principles, as reported in our audited consolidated financial statements for that fiscal year, adjusted on an after-tax basis to (A) exclude (1) in its entirety an item of nonrecurring gain or loss in excess of $2,000,000, except that gains resulting from the settlement or adjudication of intellectual property litigation shall be totally includible and (2) any accruals for the LTIP and (B) add back write-offs required in connection with any acquisition in the year of acquisition, divided by the number of shares of common stock used to determine our earnings per share for that year, as reported in the audited consolidated financial statements for the year. The Unit Measuring Price is the closing price of the Common Stock as reported on the Nasdaq National Market on the last day of the fiscal year preceding award of the Unit.

Payment of Units

          A Unit that becomes vested shall thereupon be exercised. Upon exercise, a participant will receive the Unit’s Cumulative Unit Value, but not more than the Maximum Cumulative Unit Value. Except upon a Change in Control, when payment must be made entirely in cash, not less than 50 percent of the amount due will be paid in cash, and the balance will be paid in cash or in shares of common stock or both, as determined by the Compensation Committee in its discretion.

Amount Payable Upon Change in Control

          In respect of a Unit that becomes vested by reason of a Change in Control, the amount payable is as follows: (A) if the Change in Control occurs before the third anniversary of the Unit’s award, the amount is the greater of the Unit’s (1) Cumulative Unit Value or (2) 75 percent of its Maximum Cumulative Unit Value; (B) if the Change in Control occurs on or after the third anniversary of such award, the amount is the greater of the Unit’s (1) Cumulative Unit Value or (2) Maximum Cumulative Unit Value.

Termination of Units

          A unit expires upon the earlier of (A) its exercise or (B) termination of the participant’s employment with Asyst; provided, however, that upon termination (1) by us that is defined in the LTIP as Termination Without Cause before or after a Change in Control, (2) other than for Cause after attainment of age 50 and completion of 10 years of employment Asyst, (3) by reason of death or disability or (4) for any other reason specifically approved in advance by the Compensation Committee, the term of the Unit is extended for a period of 14 months from the date of termination. The following table provides certain information with respect to awards during the past fiscal year to the Named Executed Officers under the LTIP:

Long-Term Incentive Plan—Awards in Last Fiscal Year

Name			Estimated Future Payments under LTIP(1)
	Number of Units Awarded	Performance Period until Maturation of Payout	Maximum Cumulative Value
Mihir Parikh, Ph.D.	2,000	5 Years	$2,000,000
Anthony C. Bonora	500	5 Years	500,000
Douglas J. McCutcheon	300	5 Years	300,000
Dennis R. Riccio	300	5 Years	300,000
James C. Mitchener, Ph.D.	400	5 Years	400,000

(1)	No amounts are shown in the table as “target” or “threshold” future payments because no such payment levels are set or contemplated under the LTIP.

REPORT OF THE AUDIT COMMITTEE 1

          The Audit Committee oversees our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our Annual Report with management.

          The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, matters related to the conduct of the audit of our financial statements and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and Asyst, including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of any non-audit services with the auditors’ independence.

          The Audit Committee discussed with our independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.

          The Audit Committee held four meetings during fiscal 2001. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2001 for filing with the SEC. The Audit Committee and the board have also recommended, subject to shareholder ratification, the selection of Arthur Andersen LLP as our independent auditors for the fiscal year ending March 31, 2002.

Audit Committee

P. Jackson Bell
Robert McNamara
Walter Wilson

(1)
This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Asyst under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
OF DIRECTORS ON EXECUTIVE COMPENSATION 1

          The Compensation Committee is responsible for establishing our compensation programs including salaries, bonuses, if any, stock ownership programs and other long-term incentive programs for all employees, including the Chief Executive Officer and the other executive officers. The Compensation Committee evaluates performance and determines compensation policies and levels.

Compensation Philosophy

          The goals of the compensation program are to align compensation with business objectives and performance and to enable Asyst to attract, retain and reward executive officers and other key employees who contribute to our long-term success and to motivate them to enhance long-term shareholder value. Key elements of this philosophy are:

•
We pay competitively with leading companies with which we compete for talent. We regularly compare our pay practices with high-growth Silicon Valley companies in the semiconductor capital equipment industry and selected companies appearing in compensation surveys published by the American Electronics Association, and set our pay parameters based on this review. When using comparative data, we attempt to set our compensation levels in a range which is competitive with management compensation at the companies examined.

•	We maintain annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

•
We provide equity-based incentives for executives and other key employees to ensure that they are motivated over the long-term to respond to our business challenges and opportunities as owners and not just as employees.

          Base Salary.    The Compensation Committee annually reviews each executive officer’s base salary. When reviewing base salaries, the Compensation Committee makes a subjective assessment of, in order of importance, individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. The weight of these factors in the case of a particular individual’s compensation may vary.

          Annual Incentives.    Our Executive Bonus Plan, or the Bonus Plan is a variable pay program pursuant to which our officers and other senior managers may earn additional annual compensation. The actual incentive award earned depends on the extent to which articulated objectives are achieved. At the start of each year, the Compensation Committee reviews and approves annual corporate financial performance objectives for Asyst and individual performance objectives for each executive officer. The Compensation Committee then establishes a target bonus amount for each executive officer if both corporate financial performance objectives and individual performance objectives are met and allocates the target bonus between corporate financial performance objectives and the individual performance objectives for each executive officer. For awards under the Bonus Plan for fiscal 2001, the Compensation Committee determined that we did not meet our corporate financial objectives for fiscal 2001 and, consequently, did not award any of the target bonuses allocated to corporate financial performance objectives. The Compensation Committee awarded four executive officers with all or a portion of their target bonuses based on their achievement of individual performance objectives during fiscal 2001. Further, the Compensation Committee awarded these bonuses in the form of an aggregate of 32,600 restricted shares of our Common Stock which vest on March 31, 2002.

          Long-Term Incentives.    Our long-term incentive program currently consists of: (A)  the 1993 Stock Option Plan; (B)  the Purchase Plan, and (C)  the LTIP.

(1)
This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Asyst under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

           The 1993 Stock Option Plan utilizes vesting periods, generally four years, to encourage key employees to continue in our employ and provide them with incentives to increase long-term shareholder value. The size of option grants is determined based on competitive practices at leading companies in the industry and our philosophy of significantly linking executive compensation with shareholder interests. In making awards, the Compensation Committee considers the number, value and vesting of an officer’s outstanding options. The purpose of the Purchase Plan is to provide a means by which key employees of Asyst, and any employee of any parent or subsidiary of Asyst designated by the board of directors to participate in the Purchase Plan, may purchase Common Stock through payroll deductions. Compensation payable under the LTIP is based on long-term corporate performance and is tied to an increase in shareholder value. A more detailed description of LTIP is provided on pages 16 and 17 of this Proxy Statement.

Corporate Performance And Chief Executive Officer Compensation

          The Compensation Committee set Dr. Parikh’s base annual salary for fiscal year 2001 at approximately $360,000. This amount was intended to provide an annual cash compensation level in the range of salaries of comparable companies. In setting this amount, the Compensation Committee took into account (A) the scope of Dr. Parikh’s responsibility and (B) the Compensation Committee’s confidence in Dr. Parikh to lead our continued development. Since our corporate financial performance objectives were not met, no bonus was awarded to Dr. Parikh based on these objectives. The Compensation Committee determined that Dr. Parikh exceeded his individual performance objectives and awarded him with a bonus of 17,000 restricted shares of our Common Stock which vest on March 31, 2002.

          In fiscal 2001 Dr. Parikh was also granted a stock option to purchase 150,000 shares of our Common Stock. The option vests on each anniversary after the grant date over a period of 4 years.

          To ensure the retention of Dr. Parikh as Chief Executive Officer, on April 1, 1999 we entered into an employment agreement with Dr. Parikh effective April 1, 1998. The essential provisions of such agreement are listed under Related Party Transactions.

Section 162(m) Of The Internal Revenue Code

          Section 162(m) of the Internal Revenue Code, or the Code, limits Asyst to a deduction for federal income tax purposes of no more than $1 million of compensation paid to the Named Executive Officers in a taxable year. Compensation that meets certain requirements of Section 162(m) of the Code, or performance-based compensation, is not one of the types of compensation that is subject the $1 million aggregate limit on deductibility.

          The Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Nevertheless, the Compensation Committee has determined that options granted under the 1993 Stock Option Plan with an exercise price at least equal to the fair market value of Asyst common stock on the date of grant shall be treated as performance-based compensation. The Compensation Committee has determined that awards made under the LTIP shall be made so as to be treated as performance-based compensation under Section 162(m) of the Code. The Compensation Committee intends to continue to evaluate the effects of the statute and to comply with Code Section 162(m) in the future to the extent consistent with our best interest.

Conclusion

          Through the programs described above, a significant portion of our compensation program for our senior executive officers is contingent on our performance, and realization of benefits is closely linked to increases in long-term shareholder value. We remain committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of our business may result in highly variable compensation for a particular time period.

Compensation Committee

Stanley Grubel
Anthony E. Santelli

Compensation Committee Interlocks And Insider Participation

          No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

PERFORMANCE MEASUREMENT COMPARISON 1

          The following graph shows the total shareholder return of an investment of $100 in cash on April 1, 1995 for (A) Asyst Common Stock, (B) the Nasdaq Market Index, as calculated by Media General, or the Nasdaq Market Index, and (C) the Media General Industry Group 355 Index—Special Industry Machinery, except Metalworks, a published index, or SIC Code Index. All values assume reinvestment of the full amount of all dividends and are calculated as of March 31 of each year:

DOLLARS
1100
1000
900
800
700
600
500
400
300
200
100
0
1996
1997
1998
1999
2000
2001
ASYST TECHNOLOGIES, INC.
SIC CODE INDEX
NASDAQ MARKET INDEX

	1996	1997	1998	1999	2000	2001
Asyst Technologies, Inc.	100.00	85.71	204.40	120.88	1028.57	228.57
SIC Code Index	100.00	120.16	158.48	173.21	486.42	252.63
Nasdaq Market Index	100.00	111.87	169.07	220.94	406.86	167.46

(1)
The material in this performance graph is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference in any filing of Asyst under the 1933 Act or the 1934 Act whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

RELATED PARTY TRANSACTIONS

          In April 1999, we entered into an employment agreement with Dr. Mihir Parikh, our Chairman and Chief Executive Officer. The term of employment commenced on April 1, 1998, and extends for three years, renewing daily, so that, absent notice by either party of an intent not to continue the term, the term shall always be three years. The employment agreement set Dr. Parikh’s initial base salary at a minimum of $325,000 annually. Pursuant to the agreement, our Compensation Committee is obligated to annually review his base salary for potential increase. In addition, during the employment term, Dr. Parikh is eligible to receive annual bonuses and to participate in our stock incentive plans. Also, he is eligible to participate in any of our benefit plans maintained for our employees. If we terminate Dr. Parikh’s employment without cause or if he terminates his employment for good reason, either before or within six months following a change in control he will be entitled to receive a lump-sum cash payment equal to the present value of the sum of (A) three times his then annual base salary and (B) three times an annual average bonus amount, determined under a formula set forth in the employment agreement. Dr. Parikh will also be entitled to all benefits that were payable to him at the time of termination and to continued participation for 18 months thereafter, in our health and life insurance plans in which he was then a participant. In addition, during the term of employment and for one year thereafter, unless his employment terminates without cause or for good reason, he may not solicit away our employees or customers.

          In November 1998, we loaned $350,000 to Dennis Riccio, Senior Vice President, Global Customer Operations, in order to assist Mr. Riccio with the purchase of a new residence as part of his relocation to California. The loan has an interest rate of 4.47% per annum and is secured by a deed of trust on certain real property owned by Mr. Riccio in Texas. We extended the term of the loan in March 2000 so that the loan terminates and shall be immediately due and payable upon the earlier of (A) May 31, 2002, (B) 30 days after the termination of Mr. Riccio’s employment for cause or after Mr. Riccio’s resignation, or (C) the insolvency of Mr. Riccio. As of July 1, 2001, the entire principal and interest thereon was outstanding under the loan.

          In addition, in February 1999, we loaned Mr. Riccio $450,000 in order to facilitate his relocation to California. This second loan to Mr. Riccio has an interest rate of 4.64% and is secured by a second deed of trust on his California residence. This loan terminates and shall be immediately due and payable upon the earlier of (A) January 31, 2004, (B) 30 days after termination of Mr. Riccio’s employment for cause or after Mr. Riccio’s resignation, or (C) the insolvency of Mr. Riccio. As of July 1, 2001, the entire principal and interest thereon was outstanding under the loan.

OTHER MATTERS

          The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

James C. Kitch
Secretary

July 23, 2001

          A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended March 31, 2001 is available without charge upon written request to: Douglas J. McCutcheon, Asyst Technologies, Inc., 48761 Kato Road, Fremont, CA 94538.

APPENDIX A

CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Purpose:

          The Audit Committee will make such examinations as are necessary to monitor the corporate reporting and the internal and external audits of Asyst Technologies, Inc. (including any subsidiaries) (the “Company”), to provide to the Board of Directors the results of its examinations and related recommendations, to outline to the Board of Directors improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

          In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time determines.

Membership:

          The Audit Committee will consist of at least three (3) members of the Board, all of whom shall be independent as that term is defined by the rules of the National Association of Securities Dealers. The members of the Audit Committee will be appointed by and will serve at the discretion of the Board of Directors.

          Each member of the Audit Committee shall be financially literate and at least one member must also have accounting or related financial management experience. Financial literacy shall mean the ability to read and understand financial statements including the Company’s balance sheet, income statement and cash flow statement or become so able within a reasonable period after joining the committee. The past experience criterion shall be past employment in finance or accounting, requisite professional certification in accounting or comparable experience, or background that results in the individual’s financial sophistication, including being or having been a Chief Executive Officer, Chief Financial Officer or other senior officer with financial oversight responsibilities.

Responsibilities:

          The independent auditor is ultimately accountable to the Board of Directors and the Audit Committee. The responsibilities of the Audit Committee shall include:

1.	Reviewing on a continuing basis the adequacy of the Company’s system of internal controls.

2.	Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company’s internal audit efforts.

3.	Recommending the appointment of independent auditors to the Board of Directors.

4.	Reviewing the independent auditors’ proposed audit scope and approach, and reviewing their fee arrangement.

5.	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors.

6.	Reviewing the performance of the independent auditors.

7.	Reviewing the Company’s annual and quarterly financial statements, prior to any public announcement of such statements.

8.
Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements, including without limitation compliance with any disclosure obligations, regulatory obligations and the corporate code of conduct.

9.	Reviewing any related party transactions for potential conflicts of interest and if necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist.

10.
Reviewing the summary of findings from completed internal audits and progress reports on the implementation of their conclusions. Providing oversight and review of the Company’s asset management policies, including an annual review of investment policies and performance for cash and short-term investments.

11.
Ensuring the independent auditor submit a formal written statement consistent with Independence Standard Board No. 1 regarding relationships and services which may affect objectivity and independence, discussing any relevant matters with the independent auditors and recommending that the full Board take appropriate action to ensure the independence of the auditor.

12.	Performing other oversight functions as requested by the full Board of Directors.

Meetings:

          The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule which it will provide to the Board of Directors in advance.

          The Audit Committee will meet separately with the Company’s Chief Financial Officer at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors at such times as it deems appropriate to review the independent auditor’s examination and management report.

Reports:

          The Audit Committee will record its summaries of recommendations to the Board in written form which will be incorporated as a part of the minutes of the Board of Directors meeting at which those recommendations are presented.

Minutes:

          The Audit Committee will maintain written minutes of its meetings, which minutes, as well as any actions by unanimous written consent, will be filed with the minutes of the meetings of the Board of Directors.

Approval:

          This charter is adopted effective June 12, 2000 by approval of the full Board of Directors.

/s/ STANLEY GRUBEL Stanley Grubel /s/ Tsuyoshi Kawanishi Tsuyoshi Kawanishi /s/ ROBERT MC NAMARA Robert McNamara	/s/ Mihir Parikh Mihir Parikh /s/ ASHOK SINHA Ashok Sinha /s/ WALTER WILSON Walter Wilson

PROXY CARD

ASYST TECHNOLOGIES, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 14, 2001

        The undersigned hereby appoints Mihir Parikh, Ph.D. and Douglas J. McCutcheon, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Asyst Technologies, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Asyst Technologies, Inc. to be held at the offices of Asyst Technologies, Inc., 48761 Kato Road, Fremont, CA 94538 on Friday, September 14, 2001 at 4:00 p.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

☒  Please mark votes as in this example.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

1:	To elect directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected.

Nominees:	(01) Mihir Parikh, Ph.D.,	(02) P. Jackson Bell,
	(03) Stanley Grubel,	(04) Robert A. McNamara,
	(05) Anthony E. Santelli, and	(06) Walter W. Wilson

☐ FOR all nominees listed above (except as marked to the contrary)	☐ WITHHOLD AUTHORITY to vote for the nominees listed below

☐ To withhold authority to vote for any nominee(s), write such nominee(s)’ name(s) above:	MARK HERE ☐ FOR ADDRESS CHANGE AND NOTE BELOW
(Continued and to be signed on reverse side)

(Continued from other side)

PROXY CARD

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2 AND 3.

2:
To approve amendments to the 1993 Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 500,000 shares and to indefinitely extend the term of such plan beyond its current expiration date in June 2003.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3:	To ratify selection of Arthur Andersen LLP as independent auditors of the Company for its fiscal year ending March 31, 2002.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Signature: Dated:
Signature: Dated:

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.